Exhibit 99.1

CONTACT:

Tierney Saccavino

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Delisting from Nasdaq

PEARL RIVER, N.Y. – April 15, 2024 – Acorda Therapeutics, Inc. today announced that its common stock is no longer listed on the Nasdaq Stock Market. The delisting is a result of the Company’s failure to demonstrate compliance with Nasdaq Listing Rules 5101, 5110(b), and IM-5101-1 as a result of the Company’s commencement of Chapter 11 proceedings and Nasdaq Listing Rule 5450(b)(1)(A) for failure to maintain stockholders’ equity of at least $10 million. Trading in the Company’s common stock on the Nasdaq exchange was suspended on April 12, 2024. The Company’s common stock is quoted on the OTC Pink® Open Market platform operated by OTC Markets Group Inc. since April 12, 2024 under the “ACORQ” ticker symbol.

About Acorda Therapeutics
Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: our ability to negotiate and confirm a sale of substantially all of our assets under Section 363 of the Bankruptcy Code (or any other plan of reorganization); the high costs and related fees of cases instituted under the Bankruptcy Code; our ability to obtain sufficient financing to allow us to operate our business during the course of the Chapter 11 proceedings; our ability to satisfy the conditions and milestones in the Restructuring Support Agreement; our ability to maintain our relationships with our suppliers, service providers, customers, employees and other third parties; our ability to maintain contracts that are critical to our operations; our ability to execute competitive contracts with third parties; the ability of third parties to seek and obtain court approval to terminate contracts and other agreements with us; our ability to retain our current management team and to attract, motivate and retain key employees; the ability of third parties to seek and obtain court approval to convert the Chapter 11 proceedings to a proceeding under Chapter 7 of the Bankruptcy Code; the actions and decisions of our shareholders, creditors and other third parties who have interests in the Chapter 11 proceedings that may be inconsistent with our plans; our ability to successfully market

INBRIJA, AMPYRA, FAMPYRA or any other products that we may develop; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures and take other actions which are necessary for us to continue as a going concern; risks related to the successful implementation of our business plan, including the accuracy of our key assumptions; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA, AMPYRA or FAMPYRA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of INBRIJA, AMPYRA and FAMPYRA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA, AMPYRA or FAMPYRA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and FAMPYRA outside the U.S.; our ability to satisfy our obligations to distributors and collaboration partners outside the U.S. relating to commercialization and supply of INBRIJA and FAMPYRA; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; competition from generic versions of FAMPYRA (dalfampridine) following patent challenges in jurisdictions outside of the U.S.; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

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